Exhibit 99.1
PepsiCo Reports Third-Quarter 2021 Results; Raises Full-Year Guidance
Reported (GAAP) Third-Quarter and Year-to-Date 2021 Results

	Third-Quarter	Year-to-Date
Net revenue growth	11.6%	13.2%
Foreign exchange impact on net revenue	2%	2%
Earnings per share (EPS)	$1.60	$4.54
EPS change	(3)%	20%
Foreign exchange impact on EPS	2%	2%
Organic/Core (non-GAAP)1 Third-Quarter and Year-to-Date 2021 Results

	Third-Quarter	Year-to-Date
Organic revenue growth	9.0%	8.4%
Core EPS	$1.79	$4.73
Core constant currency EPS change	5.5%	15%
PURCHASE, N.Y. - October 5, 2021 - PepsiCo, Inc. (NASDAQ: PEP) today reported results for the third quarter 2021.
“We are pleased with our results for the third quarter as we delivered very strong net revenue growth while carefully navigating a dynamic and volatile supply chain and cost environment. Given our year-to-date performance, we now expect our full-year organic revenue to increase approximately 8 percent and core constant currency earnings per share to increase at least 11 percent,” said Chairman and CEO Ramon Laguarta.
Laguarta continued, “Our strong year-to-date results demonstrate that the investments we have made towards becoming a Faster, Stronger, and Better company are working. To further complement and enhance our strategic framework, we recently introduced PepsiCo Positive (pep+), a fundamental end-to-end transformation of what we do and how we do it to create growth and shared value with sustainability and human capital at the center. We are extremely pleased with the progress we are making on our strategic agenda, and remain committed to the investments in our people, supply chain, plants, go-to-market systems, and digitization initiatives to build competitive advantages and win in the marketplace.”
1Please refer to the Glossary for the definitions of non-GAAP financial measures, including “Organic,” “Core” and “Constant Currency,” and to “Guidance and Outlook” for additional information regarding PepsiCo’s full-year 2021 financial guidance. PepsiCo provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange and commodity mark-to-market net impacts. Please refer to PepsiCo’s Quarterly Report on Form 10-Q for the 12 and 36 weeks ended September 4, 2021 (Q3 2021 Form 10-Q) filed with the SEC for additional information regarding PepsiCo’s financial results.
1

Summary Third-Quarter 2021 Performance

	Revenue				Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions, Divestitures, and Other Structural Changes		Food/Snack	Beverage
Frito-Lay North America	6	(0.5)	—	5	1
Quaker Foods North America	2	(1)	—	1	(4)
PepsiCo Beverages North America	7	(0.5)	—	7		3
Latin America	27	(8)	—	19	5	9
Europe	9	—	—	8	5	7
Africa, Middle East and South Asia	33	(8)	(5)	20	5	18
Asia Pacific, Australia and New Zealand and China Region	27	(7)	(5)	15	11	9
Total	12	(2)	(1)	9	4	8

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	—	—	—	—
Quaker Foods North America	(27)	—	—	(27)
PepsiCo Beverages North America	11	(6)	(1)	4
Latin America	57	3	(13)	47
Europe	(8)	2	—	(7)
Africa, Middle East and South Asia	63	(7)	(3.5)	52
Asia Pacific, Australia and New Zealand and China Region	23	(4)	(3)	16
Corporate unallocated expenses	57	(37)	—	20
Total	5	2	(2)	5

EPS	(3)	10	(2)	5.5
(a)Excludes the impact of acquisitions and divestitures. In certain instances, the impact of organic volume growth on net revenue growth differs from the unit volume change due to product mix, nonconsolidated joint venture volume, and, for our beverage businesses, temporary timing differences between bottler case sales and concentrate shipments and equivalents (CSE). Our net revenue excludes nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, is based on CSE.
Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic,” “Core” and “Constant Currency.”
2

Summary Year-to-Date 2021 Performance

	Revenue				Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions, Divestitures, and Other Structural Changes		Food/Snack	Beverage
Frito-Lay North America	5.5	(1)	—	5	1
Quaker Foods North America	(3.5)	(1)	—	(4)	(10)
PepsiCo Beverages North America	12	(1)	(2)	10		5
Latin America	17	(4)	—	13	3	7
Europe	10	(1)	—	9	5	11
Africa, Middle East and South Asia	45	(7)	(24)	14	3	20
Asia Pacific, Australia and New Zealand and China Region	43	(8)	(22)	13	7	15
Total	13	(2)	(3)	8	2	11

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	4	—	(0.5)	3
Quaker Foods North America	(22)	—	—	(22)
PepsiCo Beverages North America	40	(8)	(1)	31
Latin America	38	—	(7)	32
Europe	—	2	(2)	—
Africa, Middle East and South Asia	83	(55)	(2)	26
Asia Pacific, Australia and New Zealand and China Region	22	(1)	(5)	16
Corporate unallocated expenses	(6)	12	—	7
Total	19	(6)	(2)	11

EPS	20	(3)	(2)	15
(a)Excludes the impact of acquisitions and divestitures, including the impact, in the 36 weeks ended September 4, 2021, of an extra month of volume for our acquisitions of Pioneer Foods in our AMESA division and Be & Cheery in our APAC division as we aligned the reporting calendars of these acquisitions with those of our divisions. In certain instances, the impact of organic volume growth on net revenue growth differs from the unit volume change due to product mix, nonconsolidated joint venture volume, and, for our beverage businesses, temporary timing differences between bottler case sales and CSE. Our net revenue excludes nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, is based on CSE.

Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic,” “Core” and “Constant Currency.”
3

Guidance and Outlook
The Company provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange translation and commodity mark-to-market net impacts.
For fiscal year 2021, the Company now expects to deliver approximately 8 percent organic revenue growth (versus our previous guidance of 6 percent), at least 11 percent core constant currency EPS growth (versus our previous guidance of 11 percent), and at least 12 percent core EPS growth (versus our previous guidance of 12 percent).

Consistent with its previous guidance for 2021, the Company continues to expect:
•A core annual effective tax rate of approximately 21 percent; and
•Total cash returns to shareholders of approximately $5.9 billion, comprised of dividends of approximately $5.8 billion and share repurchases of $106 million. We completed our share repurchase activity and do not expect to repurchase any additional shares for the balance of 2021.

In addition, the Company continues to expect a 1-percentage-point foreign exchange translation tailwind to benefit reported net revenue and core EPS growth based on current market consensus rates.

This assumption and the guidance above imply 2021 core EPS of at least $6.20, compared to 2020 core EPS of $5.52.
Prepared Management Remarks and Live Question and Answer Webcast
At approximately 6:30 a.m. (Eastern time) on October 5, 2021, the Company will post prepared management remarks (in pdf format) of its third quarter 2021 results and business update, including its outlook for 2021, at www.pepsico.com/investors. At 8:15 a.m. (Eastern time) on October 5, 2021, the Company will host a live question and answer session with investors and financial analysts. Further details will be accessible on the Company’s website at www.pepsico.com/investors.

Contacts:	Investor Relations	Communications
	investor@pepsico.com	pepsicomediarelations@pepsico.com
4

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions except per share amounts, unaudited)

	12 Weeks Ended		36 Weeks Ended
	9/4/2021	9/5/2020	9/4/2021	9/5/2020
Net Revenue	$20,189	$18,091	$54,226	$47,917
Cost of sales	9,394	8,156	24,945	21,371
Gross profit	10,795	9,935	29,281	26,546
Selling, general and administrative expenses (a)	7,636	6,924	20,681	19,292
Operating Profit	3,159	3,011	8,600	7,254
Other pension and retiree medical benefits income	118	86	364	247
Net interest expense and other	(232)	(264)	(731)	(789)
Income before income taxes	3,045	2,833	8,233	6,712
Provision for income taxes	802	526	1,895	1,396
Net income	2,243	2,307	6,338	5,316
Less: Net income attributable to noncontrolling interests	19	16	42	41
Net Income Attributable to PepsiCo	$2,224	$2,291	$6,296	$5,275

Diluted
Net income attributable to PepsiCo per common share	$1.60	$1.65	$4.54	$3.79
Weighted-average common shares outstanding	1,389	1,390	1,388	1,393
(a)The increase in selling, general and administrative expenses for the 12 and 36 weeks ended September 4, 2021, as compared to the 12 and 36 weeks ended September 5, 2020, primarily reflects higher selling and distribution costs, as well as higher advertising and marketing costs.

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions and unaudited)

	12 Weeks Ended		36 Weeks Ended
	9/4/2021	9/5/2020	9/4/2021	9/5/2020
Net Revenue
Frito-Lay North America	$4,653	$4,399	$13,441	$12,746
Quaker Foods North America	618	608	1,839	1,906
PepsiCo Beverages North America	6,402	5,958	17,632	15,766
Latin America	2,100	1,654	5,309	4,531
Europe	3,612	3,323	8,693	7,887
Africa, Middle East and South Asia	1,665	1,252	4,150	2,866
Asia Pacific, Australia and New Zealand and China Region	1,139	897	3,162	2,215
Total	$20,189	$18,091	$54,226	$47,917

Operating Profit
Frito-Lay North America	$1,357	$1,353	$3,979	$3,833
Quaker Foods North America	106	145	384	491
PepsiCo Beverages North America	773	697	1,948	1,391
Latin America	393	250	967	700
Europe	439	480	975	977
Africa, Middle East and South Asia	312	193	706	386
Asia Pacific, Australia and New Zealand and China Region	201	163	601	494
Corporate unallocated expenses	(422)	(270)	(960)	(1,018)
Total	$3,159	$3,011	$8,600	$7,254

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
(in millions, unaudited)

	36 Weeks Ended
	9/4/2021	9/5/2020
Operating Activities
Net income	$6,338	$5,316
Depreciation and amortization	1,863	1,731
Share-based compensation expense	215	186
Restructuring and impairment charges	129	124
Cash payments for restructuring charges	(165)	(166)
Acquisition and divestiture-related charges	12	286
Cash payments for acquisition and divestiture-related charges	(25)	(97)
Pension and retiree medical plan expenses	81	121
Pension and retiree medical plan contributions	(715)	(501)
Deferred income taxes and other tax charges and credits	261	96
Tax expense related to the Tax Cuts and Jobs Act (TCJ Act)	190	—
Tax payments related to the TCJ Act	(309)	(78)
Change in assets and liabilities:
Accounts and notes receivable	(1,416)	(1,430)
Inventories	(579)	(549)
Prepaid expenses and other current assets	(46)	(202)
Accounts payable and other current liabilities	99	289
Income taxes payable	645	583
Other, net	56	414
Net Cash Provided by Operating Activities	6,634	6,123

Investing Activities
Capital spending	(2,276)	(2,074)
Sales of property, plant and equipment	40	26
Acquisitions, net of cash acquired, and investments in noncontrolled affiliates	(28)	(6,373)
Divestitures and sales of investments in noncontrolled affiliates	158	4
Short-term investments, by original maturity:
More than three months - purchases	—	(400)
More than three months - maturities	1,135	—
Three months or less, net	(65)	23
Other investing, net	6	33
Net Cash Used for Investing Activities	(1,030)	(8,761)

Financing Activities
Proceeds from issuances of long-term debt	—	10,564
Payments of long-term debt	(2,454)	(814)
Short-term borrowings, by original maturity:
More than three months - proceeds	—	4,069
More than three months - payments	(397)	(1,801)
Three months or less, net	19	(11)
Cash dividends paid	(4,328)	(4,094)
Share repurchases - common	(106)	(1,543)
Proceeds from exercises of stock options	146	145
Withholding tax payments on restricted stock units and performance stock units converted	(82)	(86)
Other financing	(19)	(18)
Net Cash (Used for)/Provided by Financing Activities	(7,221)	6,411
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(30)	(184)
Net (Decrease)/Increase in Cash and Cash Equivalents and Restricted Cash	(1,647)	3,589
Cash and Cash Equivalents and Restricted Cash, Beginning of Year	8,254	5,570
Cash and Cash Equivalents and Restricted Cash, End of Period	$6,607	$9,159

Supplemental Non-Cash Activity
Right-of-use assets obtained in exchange for lease obligations	$494	$431

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in millions except per share amounts)

	(unaudited)
	9/4/2021	12/26/2020
ASSETS
Current Assets
Cash and cash equivalents	$6,506	$8,185
Short-term investments	344	1,366
Accounts and notes receivable, net	9,545	8,404
Inventories:
Raw materials and packaging	1,926	1,720
Work-in-process	178	205
Finished goods	2,260	2,247
	4,364	4,172
Prepaid expenses and other current assets	1,058	874
Assets held for sale	1,893	—
Total Current Assets	23,710	23,001
Property, Plant and Equipment, net	21,257	21,369
Amortizable Intangible Assets, net	1,584	1,703
Goodwill	18,531	18,757
Other Indefinite-Lived Intangible Assets	17,291	17,612
Investments in Noncontrolled Affiliates	2,791	2,792
Deferred Income Taxes	4,357	4,372
Other Assets	3,733	3,312
Total Assets	$93,254	$92,918

LIABILITIES AND EQUITY
Current Liabilities
Short-term debt obligations	$4,234	$3,780
Accounts payable and other current liabilities	20,060	19,592
Liabilities held for sale	783	—
Total Current Liabilities	25,077	23,372
Long-Term Debt Obligations	37,023	40,370
Deferred Income Taxes	4,529	4,284
Other Liabilities	10,635	11,340
Total Liabilities	77,264	79,366
Commitments and contingencies
PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares; issued, net of repurchased common stock at par value: 1,383 and 1,380 shares, respectively)	23	23
Capital in excess of par value	3,924	3,910
Retained earnings	65,336	63,443
Accumulated other comprehensive loss	(15,125)	(15,476)
Repurchased common stock, in excess of par value (484 and 487 shares, respectively)	(38,286)	(38,446)
Total PepsiCo Common Shareholders’ Equity	15,872	13,454
Noncontrolling interests	118	98
Total Equity	15,990	13,552
Total Liabilities and Equity	$93,254	$92,918

Non-GAAP Measures
In discussing financial results and guidance, the Company refers to the following measures which are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP): organic revenue growth, core results and core constant currency results. We use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.
We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include: amounts related to mark-to-market gains or losses (non-cash); charges related to restructuring plans; costs associated with mergers, acquisitions, divestitures and other structural changes; pension and retiree medical related items; charges or adjustments related to the enactment of new laws, rules or regulations, such as significant tax law changes; amounts related to the resolution of tax positions; tax benefits related to reorganizations of our operations; debt redemptions, cash tender or exchange offers; asset impairments (non-cash); and remeasurements of net monetary assets. See below for a description of adjustments to our U.S. GAAP financial measures included herein.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
Glossary
We use the following definitions when referring to our non-GAAP financial measures, which may not be the same as or comparable to similar measures presented by other companies:
Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Bottler case sales (BCS): Measure of physical beverage volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Concentrate shipments and equivalents (CSE): Measure of our physical beverage volume shipments to independent bottlers.

Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current-year U.S. dollar results by the current-year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior-year average foreign exchange rates.
Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. For further information regarding these excluded items for the 12 and 36 weeks ended September 4, 2021 and September 5, 2020, refer to “Items Affecting Comparability” in “Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Q3 2021 Form 10-Q. For the periods presented, core results exclude the following items:
Mark-to-market net impact
Mark-to-market net gains and losses on commodity derivatives in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
Expenses related to the multi-year productivity plan publicly announced in 2019, which was expanded and extended through the end of 2026 to take advantage of additional opportunities within the initiatives of the plan.
Acquisition and divestiture-related charges
Acquisition and divestiture-related charges primarily include fair value adjustments to the acquired inventory included in the acquisition-date balance sheets, merger and integration charges and costs associated with divestitures. Merger and integration charges include liabilities to support socioeconomic programs in South Africa, closing costs, employee-related costs, changes in the fair value of contingent consideration, contract termination costs and other integration costs.

Pension-related settlement charge
In the year ended December 26, 2020, we recorded a pension settlement charge related to lump sum distributions exceeding the total of annual service and interest cost.
Tax expense related to the TCJ Act
Tax expense related to the TCJ Act reflects adjustments to the mandatory transition tax liability under the TCJ Act.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Organic revenue growth: A measure that adjusts for the impacts of foreign exchange translation, acquisitions and divestitures, and where applicable, the impact of the 53rd reporting week. Adjusting for acquisitions and divestitures reflects all mergers and acquisitions activity, including the impact, in the 36 weeks ended September 4, 2021, of an extra month of net revenue for our acquisitions of Pioneer Foods in our AMESA division and Be & Cheery in our APAC division as we aligned the reporting calendars of these acquisitions with those of our divisions, divestitures and other structural changes, including changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees. We believe organic revenue growth provides useful information in evaluating the results of our business because it excludes items that we believe are not indicative of ongoing performance or that we believe impact comparability with the prior year.
2021 guidance
Our 2021 organic revenue growth guidance excludes the impact of acquisitions, divestitures and other structural changes and foreign exchange translation. Our 2021 core effective tax rate guidance and 2021 core constant currency EPS guidance exclude the mark-to-market net impact included in corporate unallocated expenses and restructuring and impairment charges. Our 2021 core constant currency EPS growth guidance also excludes the impact of foreign exchange translation. We are unable to reconcile our full year projected 2021 organic revenue growth to our full year projected 2021 reported net revenue growth because we are unable to predict the 2021 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions, divestitures or other structural changes. We are also not able to reconcile our full year projected 2021 core effective tax rate to our full year projected 2021 reported effective tax rate and our full year projected 2021 core constant currency EPS growth to our full year projected 2021 reported EPS because we are unable to predict the 2021 impact of foreign exchange or the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Growth Rates
12 and 36 Weeks Ended September 4, 2021
(unaudited)

	12 Weeks Ended 9/4/2021
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures(a)	Organic % Change, Non-GAAP Measure(b)	Organic volume(c)	Effective net pricing
Frito-Lay North America	6%	(0.5)	—	5%	1	4
Quaker Foods North America	2%	(1)	—	1%	(4)	4.5
PepsiCo Beverages North America	7%	(0.5)	—	7%	3	4
Latin America	27%	(8)	—	19%	6	13
Europe	9%	—	—	8%	6	2.5
Africa, the Middle East and South Asia	33%	(8)	(5)	20%	12	8
Asia Pacific, Australia and New Zealand and China Region	27%	(7)	(5)	15%	12	3
Total	12%	(2)	(1)	9%	4	5

	36 Weeks Ended 9/4/2021
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures(a)	Organic % Change, Non-GAAP Measure(b)	Organic volume(c)	Effective net pricing
Frito-Lay North America	5.5%	(1)	—	5%	1	4
Quaker Foods North America	(3.5)%	(1)	—	(4)%	(10)	5
PepsiCo Beverages North America	12%	(1)	(2)	10%	5	5
Latin America	17%	(4)	—	13%	4	10
Europe	10%	(1)	—	9%	6	2.5
Africa, Middle East and South Asia	45%	(7)	(24)	14%	8	5.5
Asia Pacific, Australia and New Zealand and China Region	43%	(8)	(22)	13%	10	3
Total	13%	(2)	(3)	8%	4	5
(a)Adjustments primarily reflect Rockstar (PBNA), Pioneer Foods (AMESA), and Be & Cheery (APAC). The contribution from the acquisition of Rockstar reflects the incremental consolidated net revenue reported for Rockstar in excess of the net revenue we reported under our previous distribution arrangement.
(b)Organic revenue growth is a financial measure that is not in accordance with GAAP. See A-5 through A-6 further discussion.
(c)Excludes the impact of acquisitions and divestitures, including the impact, in the 36 weeks ended September 4, 2021, of an extra month of volume for our acquisitions of Pioneer Foods in our AMESA division and Be & Cheery in our APAC division as we aligned the reporting calendars of these acquisitions with those of our divisions. In certain instances, the impact of organic volume growth on net revenue growth differs from the unit volume change disclosed in the Summary Third-Quarter 2021 Performance and Summary Year-to-Date 2021 Performance tables on pages 2 and 3, respectively, due to product mix, nonconsolidated joint venture volume, and, for our beverage businesses, temporary timing differences between bottler case sales and CSE. Our net revenue excludes nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, is based on CSE.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Year over Year Growth Rates
12 and 36 Weeks Ended September 4, 2021
(unaudited)

	12 Weeks Ended 9/4/2021
		Impact of Items Affecting Comparability					Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Tax expense related to the TCJ Act	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	—%	—	—	—	—	—%	—	—%
Quaker Foods North America	(27)%	—	—	—	—	(27)%	—	(27)%
PepsiCo Beverages North America	11%	—	(4)	(2.5)	—	4%	(1)	4%
Latin America	57%	—	3	—	—	60%	(13)	47%
Europe	(8)%	—	2	—	—	(7)%	—	(7)%
Africa, Middle East and South Asia	63%	—	3	(10)	—	56%	(3.5)	52%
Asia Pacific, Australia and New Zealand and China Region	23%	—	—	(4)	—	20%	(3)	16%
Corporate unallocated expenses	57%	(44)	1	6	—	20%	—	20%
Total Operating Profit	5%	3	—	(1.5)	—	6%	(2)	5%
Net Income Attributable to PepsiCo	(3)%	3.5	—	(1)	8	7%	(2)	5.5%
Net Income Attributable to PepsiCo per common share – diluted	(3)%	3.5	—	(1)	8	8%	(2)	5.5%

	36 Weeks Ended 9/4/2021
		Impact of Items Affecting Comparability					Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Tax expense related to the TCJ Act	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	4%	—	—	(1)	—	3%	(0.5)	3%
Quaker Foods North America	(22)%	—	—	—	—	(22)%	—	(22)%
PepsiCo Beverages North America	40%	—	(2)	(6)	—	32%	(1)	31%
Latin America	38%	—	—	—	—	39%	(7)	32%
Europe	—%	—	2	—	—	2%	(2)	—%
Africa, Middle East and South Asia	83%	—	—	(55)	—	28%	(2)	26%
Asia Pacific, Australia and New Zealand and China Region	22%	—	(1)	(1)	—	20%	(5)	16%
Corporate unallocated expenses	(6)%	9	—	3	—	7%	—	7%
Total Operating Profit	19%	(1)	—	(4)	—	13%	(2)	11%
Net Income Attributable to PepsiCo	19%	(2)	—	(7)	6	16%	(2)	14%
Net Income Attributable to PepsiCo per common share – diluted	20%	(2)	—	(7)	6	17%	(2)	15%
(a)Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the impact of the above items affecting comparability. See A-5 through A-6 further discussion.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
12 Weeks Ended September 4, 2021 and September 5, 2020
(in millions except per share amounts, unaudited)

	12 Weeks Ended 9/4/2021
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$9,394	$10,795	$7,636	$3,159	$118	$802	$2,224	$1.60	26.3%
Items Affecting Comparability
Mark-to-market net impact	(15)	15	(19)	34	—	8	26	0.02	—
Restructuring and impairment charges	(9)	9	(42)	51	1	7	45	0.03	(0.1)
Acquisition and divestiture-related charges	—	—	3	(3)	—	(1)	(2)	—	—
Tax expense related to the TCJ Act	—	—	—	—	—	(190)	190	0.14	(6.2)
Core, Non-GAAP Measure (a)	$9,370	$10,819	$7,578	$3,241	$119	$626	$2,483	$1.79	20.0%

	12 Weeks Ended 9/5/2020
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$8,156	$9,935	$6,924	$3,011	$86	$526	$2,291	$1.65	18.6%
Items Affecting Comparability
Mark-to-market net impact	38	(38)	33	(71)	—	(16)	(55)	(0.04)	(0.1)
Restructuring and impairment charges	(1)	1	(59)	60	1	13	48	0.03	—
Acquisition and divestiture-related charges	(11)	11	(32)	43	—	16	27	0.02	0.3
Core, Non-GAAP Measure (a)	$8,182	$9,909	$6,866	$3,043	$87	$539	$2,311	$1.66	18.8%
(a)Core results are financial measures that are not in accordance with GAAP and exclude the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.
(b)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(c)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
36 Weeks Ended September 4, 2021 and September 5, 2020
(in millions except per share amounts, unaudited)

	36 Weeks Ended 9/4/2021
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$24,945	$29,281	$20,681	$8,600	$364	$1,895	$6,296	$4.54	23.0%
Items Affecting Comparability
Mark-to-market net impact	21	(21)	40	(61)	—	(13)	(48)	(0.03)	—
Restructuring and impairment charges	(13)	13	(110)	123	6	20	109	0.08	(0.1)
Acquisition and divestiture-related charges	(1)	1	(11)	12	—	—	12	0.01	—
Tax expense related to the TCJ Act	—	—	—	—	—	(190)	190	0.14	(2.3)
Core, Non-GAAP Measure (a)	$24,952	$29,274	$20,600	$8,674	$370	$1,712	$6,559	$4.73	20.6%

	36 Weeks Ended 9/5/2020
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$21,371	$26,546	$19,292	$7,254	$247	$1,396	$5,275	$3.79	20.8%
Items Affecting Comparability
Mark-to-market net impact	14	(14)	(40)	26	—	8	18	0.01	—
Restructuring and impairment charges	(4)	4	(112)	116	8	23	101	0.07	—
Acquisition and divestiture-related charges	(30)	30	(256)	286	—	32	254	0.18	(0.4)
Core, Non-GAAP Measure (a)	$21,351	$26,566	$18,884	$7,682	$255	$1,459	$5,648	$4.05	20.4%
(a)Core results are financial measures that are not in accordance with GAAP and exclude the impact of the above items affecting comparability. See A-5 through A-6 for further discussion.
(b)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(c)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.

Note – Certain amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
12 Weeks Ended September 4, 2021 and September 5, 2020
(in millions, unaudited)

	12 Weeks Ended 9/4/2021
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,357	$—	$2	$—	$1,359
Quaker Foods North America	106	—	1	—	107
PepsiCo Beverages North America	773	—	3	—	776
Latin America	393	—	14	—	407
Europe	439	—	20	—	459
Africa, Middle East and South Asia	312	—	5	1	318
Asia Pacific, Australia and New Zealand and China Region	201	—	1	—	202
Corporate unallocated expenses	(422)	34	5	(4)	(387)
Total	$3,159	$34	$51	$(3)	$3,241

	12 Weeks Ended 9/5/2020
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,353	$—	$2	$1	$1,356
Quaker Foods North America	145	—	—	—	145
PepsiCo Beverages North America	697	—	29	17	743
Latin America	250	—	5	—	255
Europe	480	—	13	—	493
Africa, Middle East and South Asia	193	—	2	10	205
Asia Pacific, Australia and New Zealand and China Region	163	—	1	5	169
Corporate unallocated expenses	(270)	(71)	8	10	(323)
Total	$3,011	$(71)	$60	$43	$3,043
(a)Core results are financial measures that are not in accordance with GAAP and exclude the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
36 Weeks Ended September 4, 2021 and September 5, 2020
(in millions, unaudited)

	36 Weeks Ended 9/4/2021
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$3,979	$—	$20	$2	$4,001
Quaker Foods North America	384	—	1	—	385
PepsiCo Beverages North America	1,948	—	8	2	1,958
Latin America	967	—	22	—	989
Europe	975	—	46	—	1,021
Africa, Middle East and South Asia	706	—	9	8	723
Asia Pacific, Australia and New Zealand and China Region	601	—	2	3	606
Corporate unallocated expenses	(960)	(61)	15	(3)	(1,009)
Total	$8,600	$(61)	$123	$12	$8,674

	36 Weeks Ended 9/5/2020
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$3,833	$—	$9	$26	$3,868
Quaker Foods North America	491	—	1	—	492
PepsiCo Beverages North America	1,391	—	32	60	1,483
Latin America	700	—	14	—	714
Europe	977	—	29	—	1,006
Africa, Middle East and South Asia	386	—	9	169	564
Asia Pacific, Australia and New Zealand and China Region	494	—	4	5	503
Corporate unallocated expenses	(1,018)	26	18	26	(948)
Total	$7,254	$26	$116	$286	$7,682
(a)Core results are financial measures that are not in accordance with GAAP and exclude the impact of the above items affecting comparability. See A-5 through A-6 for further discussion.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
(unaudited)

Gross Margin Performance Reconciliation

	12 Weeks Ended		36 Weeks Ended
	9/4/2021		9/4/2021
Reported gross margin performance, GAAP measure	(145)	bps	(140)	bps
Mark-to-market net impact	29		(1)
Restructuring and impairment charges	4		2
Acquisition and divestiture-related charges	(6)		(6)
Core gross margin performance, non-GAAP measure (a)	(118)	bps	(146)	bps
Operating Margin Performance Reconciliation

	12 Weeks Ended		36 Weeks Ended
	9/4/2021		9/4/2021
Reported operating margin performance, GAAP measure	(100)	bps	72	bps
Mark-to-market net impact	56		(17)
Restructuring and impairment charges	(8)		(2)
Acquisition and divestiture-related charges	(26)		(58)
Core operating margin performance, non-GAAP measure (a)	(77)	bps	(4)	bps
Fiscal 2020 Diluted EPS Reconciliation

Year Ended
12/26/2020
Reported diluted EPS, GAAP measure	$5.12
Mark-to-market net impact	(0.04)
Restructuring and impairment charges	0.17
Acquisition and divestiture-related charges	0.17
Pension-related settlement charge	0.11
Core diluted EPS, non-GAAP measure (a)	$5.52

(a)Core results are financial measures that are not in accordance with GAAP and exclude the above items affecting comparability. See pages A-5 through A-6 for further discussion.

Note – Certain amounts may not sum due to rounding.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2021 guidance and outlook, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward looking statements, although not all forward looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward looking statements. Such risks and uncertainties include, but are not limited to: the impact of COVID-19; future demand for PepsiCo’s products; damage to PepsiCo’s reputation or brand image; issues or concerns with respect to product quality and safety; PepsiCo’s ability to compete effectively; PepsiCo’s ability to attract, develop and maintain a highly skilled and diverse workforce; water scarcity; changes in the retail landscape or in sales to any key customer; disruption of PepsiCo’s supply chain, including cost inflation in raw materials, packaging and commodities; political or social conditions in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; changes in economic conditions in the countries in which PepsiCo operates; future cyber incidents and other disruptions; failure to successfully complete or manage strategic transactions; PepsiCo’s reliance on third-party service providers; climate change or measures to address climate change; strikes or work stoppages; failure to realize benefits from PepsiCo’s productivity initiatives; deterioration in estimates and underlying assumptions regarding future performance that can result in an impairment charge; fluctuations or other changes in exchange rates; any downgrade or potential downgrade of PepsiCo’s credit ratings; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of limitations on the marketing or sale of PepsiCo’s products; changes in laws and regulations related to the use or disposal of plastics or other packaging of PepsiCo’s products; failure to comply with personal data protection and privacy laws; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; failure to adequately protect PepsiCo’s intellectual property rights or infringement on intellectual property rights of others; failure to comply with applicable laws and regulations; and potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward looking statement, whether as a result of new information, future events or otherwise.